UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware (State or other jurisdiction of incorporation)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2026, FedEx Corporation (“FedEx” or the “Company”) announced that John W. Dietrich will step down as Executive Vice President and Chief Financial Officer on June 1, 2026, and will depart the Company on July 31, 2026. Mr. Dietrich’s departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s financial controls, financial statements, operations, policies, or practices. FedEx and Mr. Dietrich expect to enter into a separation and release agreement regarding compensation and other terms related to Mr. Dietrich’s departure. FedEx will file an amendment to this Form 8-K within four business days after this information is determined or becomes available.

The Company will conduct a comprehensive internal and external search for a permanent successor to Mr. Dietrich.

The Company also announced that the Company’s Board of Directors appointed Claude F. Russ, who currently serves as the Company’s Enterprise Vice President, Finance, to serve as Interim Chief Financial Officer, effective June 1, 2026. Mr. Russ will also continue to serve in his current role and retain his responsibilities while serving as Interim Chief Financial Officer.

Mr. Russ, age 50, has served as Enterprise Vice President, Finance, of FedEx since June 2024. He previously served as Corporate Vice President, Finance and Transformation, of FedEx from June 2023 through June 2024. From January 2021 through June 2023, he held various senior leadership positions at FedEx Dataworks, including President and Chief Executive Officer and Senior Vice President, Revenue Management. From 2002 to 2020, Mr. Russ held various positions with increasing responsibility across FedEx, Federal Express Corporation, FedEx Services, and FedEx Freight, including serving as Senior Vice President and Chief Financial Officer of FedEx Freight.

There is no family relationship between Mr. Russ and any director or executive officer of the Company, and Mr. Russ is not a party to any transaction subject to Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

In connection with Mr. Russ’s appointment as Interim Chief Financial Officer, the Company will provide Mr. Russ with the following additional compensation that is commensurate with his additional duties as Interim Chief Financial Officer: a cash payment of $25,000 per month for each month Mr. Russ serves in this capacity, and a one-time special award of restricted stock units with a value of $50,000, which will vest ratably over three years from the date of grant, subject to his continued service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: April 13, 2026	By:	/s/Gina F. Adams
	Name:	Gina F. Adams
	Title:	Executive Vice President, General Counsel and Secretary